I, Victor Hoogstraal, Managing Director of Inter-Him

N.V. (the "Company"), hereby authorize and designate each of Robert J. Pile and
Geoffrey W. Edwards, acting alone or together, as the Company's agent and attorney in fact, with full power of substitution to:
(1)	take all actions necessary to obtain a Form ID for the Company on the
Securities and Exchange Commission's EDGAR system, and any other required codes or authorizations, including completing on behalf of the Company all necessary documentation (whether online or in hardcopy), and all actions related thereto, so as to enable the Company to submit filings on the EDGAR system;
(2)	prepare and sign on the Company's behalf any Form 3, Form 4 or Form 5 under
Section l6 of the Securities Exchange Act of 1934, as amended, with respect to securities of Harold's Stores, Inc. (the "Issuer") and file the same with the Securities and Exchange Commission and each stock exchange on which the
Issuer's stock is listed;
(3)	prepare and sign on the Company's behalf any Form 144 Notice under the
Securities Act of 1933, as amended, related to the Issuer, and file the same with the Securities and Exchange Commission; and
(4)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Each such attorney-in-fact shall be, and hereby is, appointed as a corporate secretary of the Company to the extent deemed necessary by such attorney-in-fact for the limited purpose of carrying out the intents and purposes of this power of attorney, and may execute documents in such capacity on the Company's behalf. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at therequest of the undersigned, are not assuming any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934, as amended, or Section 5 of the Securities Act of 1933, as amended, or Rule 144 promulgated under such Act.

This Power of Attorney shall remain in effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by the Issuer, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

DATED: December 23,
2005			INTER-HIM N.V.


		By:	/s/Victor Hoogstraal
			Victor Hoogstraal

			Managing Director